UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2009
ENTREMED, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20713	58-1959440

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)
9640 Medical Center Drive
Rockville, Maryland

(Address of principal executive offices)
20850

(Zip Code)
(240) 864-2600

(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 27, 2009, EntreMed, Inc. (the “Company”) entered into a lease amendment (the “Lease Amendment”) with its landlord, Red Gate III LLC, for its headquarters at 9460 Medical Center Drive, Rockville, Maryland. The material terms of the Lease Amendment include a twelve month extension of the term from March 1, 2009 to February 28, 2010, and a reduction in the space occupied by the Company from 46,267 square feet to 8,554 square feet. The Company’s monthly rent has been reduced from approximately $85,000 to $16,288. The Lease Amendment also provides that the Company may use other portions of the premises at no additional cost.
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously reported, on December 15, 2008, the Company announced plans to become a clinical operation focused on the development of ENMD-2076, its most promising near-term candidate, and to restructure its operations to lower operating costs and preserve capital, including a major reduction of executive staff and salaries. The current senior management team consists of: Carolyn F. Sidor, M.D., Vice President & Chief Medical Officer; Cynthia W. Hu, Chief Operating Officer, General Counsel & Secretary; Kathy Wehmeir-Davis, Principal Accounting Officer; and Mark R. Bray, Ph.D., Vice President, Research.  This senior management team reports to an Executive Committee of the Board of Directors (the “Board”) comprised of three directors — Michael Tarnow, Dwight Bush and Jennie Hunter-Cevera.
     Recognizing the reallocation of executive functions of senior management, Board members, and employees as they support the new business direction of the Company, the Compensation Committee of the Board (the “Compensation Committee”) engaged an independent compensation consultant to review the Company’s compensation programs. The overall approach to the review was to be prudent but fair, while seeking to retain and motivate employees. As a result of that review, the Compensation Committee approved, and the consultant endorsed, changes to the Company’s compensation programs. The changes adopted include salary adjustments, employment and change- in-control agreements with the Principal Accounting Officer and broad-based stock option grants.
Employment Agreement with Principal Accounting Officer
     On January 27, 2009, the Compensation Committee also authorized the Company to enter into an employment agreement (the “Employment Agreement”) with Kathy Wehmeir-Davis, the Company’s Principal Accounting Officer. The Employment Agreement shall contain the following material terms:
•	a one year term, with automatic one year extensions if not the agreement is not terminated upon 60 days prior notice by either party;

•	an annual base salary of $200,000;

•	an annual bonus target of 25% of base salary;

•	a stock option grant of 140,000 shares, which option was granted on January 27, 2009 at an exercise price of $0.16 per share, the closing price of the Company’s stock on the grant date;

•	six months severance payment upon the termination of the Employment Agreement due to death, disability, termination without “cause” or if Ms. Davis resigns for “good reason”; and

•	an agreement not to compete with the company for twelve months following resignation for good reason and for six months in the event of termination for any other reason.
     Additionally, the Compensation Committee also authorized the Company to enter into its customary change-in-control agreement for executive officers (the “CIC Agreement”) with Ms. Davis, the form of which was previously filed as an exhibit to the Current Report on 8-K filed by the Company on April 17, 2007. Pursuant to the terms of the CIC Agreement, Ms. Davis shall receive twelve months salary upon her termination following a change in control and the occurrence of a Triggering Event (as such term is defined in the CIC Agreement), and a pro rata portion of the annual bonus and continuation of health benefits for twelve months following the date of termination.

2009 Base Salaries and Stock Option Awards
     On January 27, 2009, the Compensation Committee of the Board set the base salaries for the 2009 fiscal year for the Chief Operating Officer, General Counsel & Secretary, the Principal Accounting Officer and the Vice President & Chief Medical Officer. The salary adjustments, as applicable, were based on peer review information presented to the Compensation Committee by the independent compensation consultant and the reallocation of responsibilities of senior management. The Compensation Committee also determined that no bonus awards for the 2008 fiscal year would be paid to the Executive Officers, and maintained the target bonus percentages for 2009 bonuses, if any, at the same level as 2008 bonuses for senior management.
     Additionally, the Compensation Committee granted options to purchase the Company’s common stock to senior management under the Company’s 2001 Long-Term Incentive Plan, as amended. The options each have an exercise price per share of $0.16, representing the closing price of the Company’s common stock on January 27, 2009, the grant date. The options will vest as to 25% of the underlying shares on the date of grant, and the balance vests in successive equal annual installments through the third anniversary of the date of grant, subject to such individual’s continuous service with the Company through each applicable vesting date.
     The approved 2009 base salaries and stock option grants for the designated executive officers are as follows:

Name and Title	2009 Base Salaries		Stock Options (#)
Cynthia W. Hu	$300,000		165,000
Chief Operating Officer, General Counsel & Secretary
Kathy Wehmeir-Davis	$200,000		140,000
Principal Accounting Officer
Carolyn F. Sidor, M.D.	$300,000	(1)	200,000
Vice President & Chief Medical Officer

(1)	No change from 2008 base salary.
Item 8.01. Other Events.
Director Compensation
     The Compensation Committee, with the assistance of the independent compensation consultant, also conducted its annual review of director compensation. Based on that review, the director compensation has been adjusted for non-employee directors, effective immediately, and continuing until modified or revised by the Board upon the recommendation of the Compensation Committee. On February 2, 2009, based upon the recommendation of the Compensation Committee, the Board approved such recommendations, as further described below.
•	Michael Tarnow was named Executive Chairman of the Board. Mr. Tarnow also serves as the Chairman of the Executive Committee, the three-member committee of the Board formed to assist senior management with the day-to-day operations of the Company. Accordingly, Mr. Tarnow’s annual retainer fee was increased from $60,000 to $180,000.

•	In light of the market price of the common stock and to preserve shares available under the Company’s plans for employees, each director will be paid $25,000 in cash in lieu of the annual grant of $25,000 worth of restricted stock on the date of the annual meeting.

•	Each director received the annual stock option award to purchase 30,000 shares of the Company’s common stock. Additionally, each director that serves as the chairman of a Board committee received an option grant to purchase an additional 5,000 shares, and each member of the Executive Committee received an option grant to purchase an additional 15,000 shares. All option grant awards were granted at the closing price of the Company’s stock on February 2, 2009. All such options immediately vested and are exercisable.

•	Annual cash retainer payments for Committee service, which are paid after the Company’s annual stockholder meeting, remain unchanged with the exception of an increase from $7,500 to $10,000 for Dwight Bush, in recognition of his role as the chairman of the Audit Committee.

•	Meeting fees for regular Board meetings remain unchanged, with the exception that the Executive Chairman will receive $2,500 per Board meeting instead of $1,500 per meeting. Fees for committee meetings remain unchanged , except that the Executive Chairman will receive $2,500 per committee meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.
/s/ Cynthia W. Hu
Cynthia W. Hu
Chief Operating Officer, General Counsel & Secretary

Date: February 2, 2009